Exhibit 99.1

NEWS RELEASE
Investor Contact:
Teresa Gutierrez, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Cliff Bowers, Senior Vice President, Director of Public Relations
920-491-7542

Associated Reports Third Quarter Earnings of $0.31 per share
Fastest growing bank in the state of Wisconsin
GREEN BAY, Wis. -- October 15, 2015 -- Associated Banc-Corp (NYSE: ASB) today reported net income available to common shareholders of $47 million, or $0.31 per common share, for the quarter ended September 30, 2015. This compares to net income available to common shareholders of $48 million, or $0.31 per common share, for the quarter ended June 30, 2015.
According to the recently released FDIC 2015 U.S. Bank Branch Summary of Deposits Data, Associated was the fastest growing bank operating in Wisconsin for the year ended June 30, 2015, based on deposit market share.
“We have enjoyed strong deposit growth over the prior year and remarkable inflows during the third quarter. We are pleased to have increased our market share in each of the states in our branch footprint. Our continued focus on the customer experience has allowed us to gain market share in a competitive and transforming industry,” said President and CEO Philip B. Flynn. “As we anticipated, commercial loan growth slowed during the third quarter. Overall loan growth was supported by strong production in our residential lending area and we remain on track to deliver high single digit loan growth for the year.”
HIGHLIGHTS

•	Average loans of $18.5 billion are up 8% from a year ago quarter

•	Average Total Consumer loans grew $231 million, or 3% from the second quarter

•	Average Total Commercial loans grew $34 million from the second quarter

•	Average deposits grew to a record $20.3 billion, up 14% from a year ago quarter

•	Average noninterest-bearing demand deposits grew $283 million, or 7% from the second quarter

•	Net interest income of $171 million increased $4 million, or 2% from the second quarter

•	Net interest margin of 2.82% reflects 1 basis point of compression

•	Noninterest income of $80 million reflects lower mortgage banking revenue and reduced insurance commissions

•	Noninterest expenses of $171 million decreased $5 million, or 3% from the second quarter

•	Return on average common equity Tier 1 was 10.2% for the third quarter

•	Capital ratios remain strong with a common equity Tier 1 ratio of 9.39% at September 30, 2015

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THIRD QUARTER 2015 FINANCIAL RESULTS

Loans
Average loans of $18.5 billion increased $264 million, or 1% from the second quarter, and have increased $1.3 billion, or 8% from the year ago quarter. Total consumer average loans were up $231 million from the prior quarter. Residential lending growth of $247 million was the largest contributor for the quarter. Commercial real estate lending average balances grew $111 million, or 3% from the second quarter. Lower levels of general commercial lending and mortgage warehouse borrowings contributed to commercial and business lending average balances declining $78 million, or 1% from the second quarter.
Deposits
Average deposits of $20.3 billion were up $667 million, or 3% compared to the second quarter and have increased $2.4 billion, or 14% from the year ago quarter. Money market average balances increased $436 million, or 5% from the second quarter. Total demand deposit average balances increased $231 million, or 3% from the prior quarter. Savings average balances increased slightly from the second quarter. Time deposits declined slightly during the quarter.
During the third quarter, the Company used deposit funding to repay over $1 billion of short and long term advances borrowed from the Federal Home Loan Bank of Chicago.
Net Interest Income and Net Interest Margin
Net interest income of $171 million was up $4 million, or 2% from the second quarter and down $2 million from the year ago quarter. Third quarter net interest margin was 2.82%, a decrease of 1 basis point from the second quarter. The third quarter yield on earning assets declined 2 basis points to 3.13% from 3.15% in the prior quarter. The decline is primarily attributable to yield compression in the investment portfolio. The third quarter yield on loans of 3.38% was unchanged due to slower commercial growth and less new production dilution to the margin. Third quarter deposit expense increased 1 basis point to 22 basis points while the overall cost of funding was unchanged at 40 basis points from the prior quarter.
Noninterest Income
Noninterest income for the third quarter was $80 million, down $7 million or 8% from the second quarter and up $5 million or 7% from the year ago quarter. In the third quarter, core fee-based revenues decreased primarily due to $3 million of seasonally lower insurance commissions. Mortgage banking income also decreased $3 million from the second quarter, primarily driven by a $5 million net change in the quarter-end mark-to-market of the residential mortgage pipeline due to interest rate movements. Third quarter net investment securities gains of $3 million were primarily related to the further restructuring of the Company’s investment portfolio from Fannie Mae and Freddie Mac mortgage backed securities into Ginnie Mae securities. Aggregate net asset and investment securities gains were flat quarter over quarter. The significant year over year noninterest income increase is primarily attributable to a $4 million reserve for remediation of legacy debt protection products booked in the third quarter of 2014.

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Noninterest Expense
Total noninterest expense was $171 million, down $5 million or 3% from the second quarter, and down modestly from the year ago quarter. In the third quarter, personnel expense decreased $2 million from the prior quarter primarily due to lower severance expense. Technology expense decreased $2 million from the second quarter related to the completion of several projects. Several other expense categories including business development and advertising, foreclosure/OREO expense, loan expense, legal and professional fees, and occupancy, were also down in the third quarter.
Taxes
Third quarter income taxes were $22 million, with an effective tax rate of 30%, compared to $22 million and an effective tax rate of 31% in the prior quarter.
Credit
Net charge offs of $8 million were down $1 million from the second quarter, and up $5 million from the year ago quarter. Potential problem loans increased to $264 million from $200 million in the second quarter, and increased from $220 million in the prior year period, due to the migration of a small number of credits.
The third quarter provision for credit losses was $8 million, up $3 million from the prior quarter.
Nonaccrual loans of $147 million were down 8% compared to the second quarter, and down 20% from the year ago quarter. The nonaccrual loans to total loans ratio improved to 0.80% in the third quarter, down from 0.88% in the prior quarter and down from 1.07% in the year ago quarter.
The Company’s allowance for loan losses of $263 million was up $1 million from the second quarter, and down $4 million from the year ago quarter. The allowance for loan losses to total loans ratio declined modestly to 1.42% in the third quarter.
Capital Ratios
The Company’s capital position remains strong, with a common equity Tier 1 ratio of 9.39% at September 30, 2015.
The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

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THIRD QUARTER 2015 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 15, 2015. Interested parties can listen to the call live on the internet through the investor relations section of the company's website, http://investor.associatedbank.com or by dialing 877-407-8037. The slide presentation for the call will be available on the company's website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp third quarter 2015 earnings call.
An audio archive of the webcast will be available on the company’s website at http://investor.associatedbank.com approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of over $27 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio,” “common equity Tier 1”, and “core fee-based revenue.” Information concerning these non-GAAP financial measures can be found in the attached tables.

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Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(in thousands)	Sep 30, 2015	Jun 30, 2015	Seql Qtr $ Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr $ Change
Assets
Cash and due from banks	$303,701	$375,369	$(71,668)	$355,541	$444,113	$381,287	$(77,586)
Interest-bearing deposits in other financial institutions	70,023	101,573	(31,550)	488,426	571,924	74,945	(4,922)
Federal funds sold and securities purchased under agreements to resell	36,490	39,850	(3,360)	3,380	16,030	18,320	18,170
Securities held to maturity, at amortized cost	604,799	532,382	72,417	438,047	404,455	301,941	302,858
Securities available for sale, at fair value	5,403,656	5,407,998	(4,342)	5,358,310	5,396,812	5,345,422	58,234
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	160,871	160,765	106	189,222	189,107	188,875	(28,004)
Loans held for sale	105,144	151,146	(46,002)	159,963	154,935	141,672	(36,528)
Loans	18,524,773	18,303,252	221,521	17,979,032	17,593,846	17,159,090	1,365,683
Allowance for loan losses	(262,536)	(261,538)	(998)	(265,268)	(266,302)	(266,262)	3,726
Loans, net	18,262,237	18,041,714	220,523	17,713,764	17,327,544	16,892,828	1,369,409
Premises and equipment, net	271,119	274,338	(3,219)	274,591	274,688	272,283	(1,164)
Goodwill	968,844	968,844	—	968,774	929,168	929,168	39,676
Other intangible assets, net	78,380	79,055	(675)	77,984	67,582	69,201	9,179
Trading assets	43,752	35,386	8,366	42,336	35,163	34,005	9,747
Other assets	1,158,227	1,016,725	141,502	998,402	1,010,253	1,003,875	154,352
Total assets	$27,467,243	$27,185,145	$282,098	$27,068,740	$26,821,774	$25,653,822	$1,813,421
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,657,261	$4,332,171	$325,090	$4,570,872	$4,505,272	$4,302,454	$354,807
Interest-bearing deposits	15,901,134	14,937,392	963,742	15,280,720	14,258,232	13,898,804	2,002,330
Total deposits	20,558,395	19,269,563	1,288,832	19,851,592	18,763,504	18,201,258	2,357,137
Federal funds purchased and securities sold under agreements to repurchase	702,569	689,699	12,870	587,272	493,991	765,641	(63,072)
Other short-term funding	319,766	905,837	(586,071)	75,265	574,297	664,539	(344,773)
Long-term funding	2,679,542	3,179,734	(500,192)	3,429,925	3,930,117	2,931,547	(252,005)
Trading liabilities	45,817	37,169	8,648	44,730	37,329	36,003	9,814
Accrued expenses and other liabilities	207,357	198,752	8,605	197,818	222,285	185,256	22,101
Total liabilities	24,513,446	24,280,754	232,692	24,186,602	24,021,523	22,784,244	1,729,202
Stockholders’ Equity
Preferred equity	121,379	122,015	(636)	59,727	59,727	61,024	60,355
Common stock	1,642	1,642	—	1,674	1,665	1,719	(77)
Surplus	1,455,034	1,450,200	4,834	1,505,170	1,484,933	1,583,032	(127,998)
Retained earnings	1,570,199	1,538,684	31,515	1,509,967	1,497,818	1,466,525	103,674
Accumulated other comprehensive income (loss)	15,376	2,594	12,782	24,800	(4,850)	(1,725)	17,101
Treasury stock	(209,833)	(210,744)	911	(219,200)	(239,042)	(240,997)	31,164
Total stockholders’ equity	2,953,797	2,904,391	49,406	2,882,138	2,800,251	2,869,578	84,219
Total liabilities and stockholders’ equity	$27,467,243	$27,185,145	$282,098	$27,068,740	$26,821,774	$25,653,822	$1,813,421

Associated Banc-Corp Consolidated Statements of Income (Unaudited)

			Comp Qtr				Comp YTD
(in thousands, except per share amounts)	3Q15	3Q14	$ Change	% Change	YTD Sep 2015	YTD Sep 2014	$ Change	% Change
Interest Income
Interest and fees on loans	$155,663	$152,030	$3,633	2.4%	$460,025	$442,046	$17,979	4.1%
Interest and dividends on investment securities:
Taxable	24,937	25,037	(100)	(0.4)%	73,897	77,403	(3,506)	(4.5)%
Tax-exempt	7,917	7,483	434	5.8%	23,369	21,484	1,885	8.8%
Other interest	1,489	1,503	(14)	(0.9)%	4,952	4,814	138	2.9%
Total interest income	190,006	186,053	3,953	2.1%	562,243	545,747	16,496	3.0%
Interest Expense
Interest on deposits	8,521	6,621	1,900	28.7%	24,281	18,975	5,306	28.0%
Interest on Federal funds purchased and securities sold under agreements to repurchase	248	390	(142)	(36.4)%	714	1,001	(287)	(28.7)%
Interest on other short-term funding	83	233	(150)	(64.4)%	279	629	(350)	(55.6)%
Interest on long-term funding	10,645	6,179	4,466	72.3%	32,159	18,836	13,323	70.7%
Total interest expense	19,497	13,423	6,074	45.3%	57,433	39,441	17,992	45.6%
Net Interest Income	170,509	172,630	(2,121)	(1.2)%	504,810	506,306	(1,496)	(0.3)%
Provision for credit losses	8,000	1,000	7,000	N/M	17,500	11,000	6,500	59.1%
Net interest income after provision for credit losses	162,509	171,630	(9,121)	(5.3)%	487,310	495,306	(7,996)	(1.6)%
Noninterest Income
Trust service fees	12,273	12,218	55	0.5%	36,875	35,946	929	2.6%
Service charges on deposit accounts	17,385	17,961	(576)	(3.2)%	48,894	51,773	(2,879)	(5.6)%
Card-based and other nondeposit fees	12,618	12,407	211	1.7%	38,631	37,493	1,138	3.0%
Insurance commissions	17,561	7,860	9,701	123.4%	57,366	33,828	23,538	69.6%
Brokerage and annuity commissions	3,809	4,040	(231)	(5.7)%	11,684	12,593	(909)	(7.2)%
Total core fee-based revenue	63,646	54,486	9,160	16.8%	193,450	171,633	21,817	12.7%
Mortgage banking, net	6,643	6,669	(26)	(0.4)%	23,992	18,392	5,600	30.4%
Capital market fees, net	2,170	2,939	(769)	(26.2)%	7,329	7,360	(31)	(0.4)%
Bank owned life insurance income	2,448	3,506	(1,058)	(30.2)%	7,704	10,837	(3,133)	(28.9)%
Asset gains, net	95	4,934	(4,839)	(98.1)%	3,084	6,561	(3,477)	(53.0)%
Investment securities gains, net	2,796	57	2,739	N/M	4,038	469	3,569	N/M
Other	2,118	2,317	(199)	(8.6)%	6,916	5,424	1,492	27.5%
Total noninterest income	79,916	74,908	5,008	6.7%	246,513	220,676	25,837	11.7%
Noninterest Expense
Personnel expense	101,134	97,650	3,484	3.6%	304,272	293,141	11,131	3.8%
Occupancy	14,187	13,743	444	3.2%	46,178	43,088	3,090	7.2%
Equipment	6,003	6,133	(130)	(2.1)%	17,514	18,636	(1,122)	(6.0)%
Technology	14,748	13,573	1,175	8.7%	46,660	40,891	5,769	14.1%
Business development and advertising	5,964	7,467	(1,503)	(20.1)%	18,120	17,606	514	2.9%
Other intangible amortization	885	990	(105)	(10.6)%	2,574	2,972	(398)	(13.4)%
Loan expense	3,305	3,813	(508)	(13.3)%	9,982	10,220	(238)	(2.3)%
Legal and professional fees	4,207	4,604	(397)	(8.6)%	13,089	13,228	(139)	(1.1)%
Foreclosure / OREO expense	496	2,083	(1,587)	(76.2)%	3,224	5,554	(2,330)	(42.0)%
FDIC expense	6,000	6,859	(859)	(12.5)%	18,500	16,805	1,695	10.1%
Other	14,507	14,938	(431)	(2.9)%	42,394	45,295	(2,901)	(6.4)%
Total noninterest expense	171,436	171,853	(417)	(0.2)%	522,507	507,436	15,071	3.0%
Income before income taxes	70,989	74,685	(3,696)	(4.9)%	211,316	208,546	2,770	1.3%
Income tax expense	21,551	24,478	(2,927)	(12.0)%	65,806	66,775	(969)	(1.5)%
Net income	49,438	50,207	(769)	(1.5)%	145,510	141,771	3,739	2.6%
Preferred stock dividends	2,184	1,255	929	74.0%	4,957	3,777	1,180	31.2%
Net income available to common equity	$47,254	$48,952	$(1,698)	(3.5)%	$140,553	$137,994	$2,559	1.9%
Earnings Per Common Share:
Basic	$0.31	$0.31	$—	—%	$0.93	$0.86	$0.07	8.1%
Diluted	$0.31	$0.31	$—	—%	$0.92	$0.85	$0.07	8.2%
Average Common Shares Outstanding:
Basic	148,614	155,925	(7,311)	(4.7)%	149,524	159,090	(9,566)	(6.0)%
Diluted	149,799	156,991	(7,192)	(4.6)%	150,704	159,993	(9,289)	(5.8)%

N/M=Not meaningful

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend
			Seql Qtr					Comp Qtr
(in thousands, except per share amounts)	3Q15	2Q15	$ Change	% Change	1Q15	4Q14	3Q14	$ Change	% Change
Interest Income
Interest and fees on loans	$155,663	$152,417	$3,246	2.1%	$151,945	$156,536	$152,030	$3,633	2.4%
Interest and dividends on investment securities:
Taxable	24,937	23,868	1,069	4.5%	25,092	25,061	25,037	(100)	(0.4)%
Tax-exempt	7,917	7,565	352	4.7%	7,887	7,580	7,483	434	5.8%
Other interest	1,489	1,771	(282)	(15.9)%	1,692	1,821	1,503	(14)	(0.9)%
Total interest income	190,006	185,621	4,385	2.4%	186,616	190,998	186,053	3,953	2.1%
Interest Expense
Interest on deposits	8,521	8,141	380	4.7%	7,619	7,319	6,621	1,900	28.7%
Interest on Federal funds purchased and securities sold under agreements to repurchase	248	235	13	5.5%	231	218	390	(142)	(36.4)%
Interest on other short-term funding	83	115	(32)	(27.8)%	81	156	233	(150)	(64.4)%
Interest on long-term funding	10,645	10,642	3	—%	10,872	8,644	6,179	4,466	72.3%
Total interest expense	19,497	19,133	364	1.9%	18,803	16,337	13,423	6,074	45.3%
Net Interest Income	170,509	166,488	4,021	2.4%	167,813	174,661	172,630	(2,121)	(1.2)%
Provision for credit losses	8,000	5,000	3,000	60.0%	4,500	5,000	1,000	7,000	N/M
Net interest income after provision for credit losses	162,509	161,488	1,021	0.6%	163,313	169,661	171,630	(9,121)	(5.3)%
Noninterest Income
Trust service fees	12,273	12,515	(242)	(1.9)%	12,087	12,457	12,218	55	0.5%
Service charges on deposit accounts	17,385	15,703	1,682	10.7%	15,806	17,006	17,961	(576)	(3.2)%
Card-based and other nondeposit fees	12,618	13,597	(979)	(7.2)%	12,416	12,019	12,407	211	1.7%
Insurance commissions	17,561	20,077	(2,516)	(12.5)%	19,728	10,593	7,860	9,701	123.4%
Brokerage and annuity commissions	3,809	4,192	(383)	(9.1)%	3,683	3,496	4,040	(231)	(5.7)%
Total core fee-based revenue	63,646	66,084	(2,438)	(3.7)%	63,720	55,571	54,486	9,160	16.8%
Mortgage banking, net	6,643	9,941	(3,298)	(33.2)%	7,408	2,928	6,669	(26)	(0.4)%
Capital market fees, net	2,170	2,692	(522)	(19.4)%	2,467	2,613	2,939	(769)	(26.2)%
Bank owned life insurance income	2,448	2,381	67	2.8%	2,875	2,739	3,506	(1,058)	(30.2)%
Asset gains, net	95	1,893	(1,798)	(95.0)%	1,096	3,727	4,934	(4,839)	(98.1)%
Investment securities gains, net	2,796	1,242	1,554	125.1%	—	25	57	2,739	N/M
Other	2,118	2,288	(170)	(7.4)%	2,510	2,040	2,317	(199)	(8.6)%
Total noninterest income	79,916	86,521	(6,605)	(7.6)%	80,076	69,643	74,908	5,008	6.7%
Noninterest Expense
Personnel expense	101,134	102,986	(1,852)	(1.8)%	100,152	97,258	97,650	3,484	3.6%
Occupancy	14,187	14,308	(121)	(0.8)%	17,683	14,589	13,743	444	3.2%
Equipment	6,003	5,739	264	4.6%	5,772	6,148	6,133	(130)	(2.1)%
Technology	14,748	16,354	(1,606)	(9.8)%	15,558	14,581	13,573	1,175	8.7%
Business development and advertising	5,964	6,829	(865)	(12.7)%	5,327	8,538	7,467	(1,503)	(20.1)%
Other intangible amortization	885	888	(3)	(0.3)%	801	775	990	(105)	(10.6)%
Loan expense	3,305	3,681	(376)	(10.2)%	2,996	3,646	3,813	(508)	(13.3)%
Legal and professional fees	4,207	4,344	(137)	(3.2)%	4,538	4,257	4,604	(397)	(8.6)%
Foreclosure / OREO expense	496	1,303	(807)	(61.9)%	1,425	1,168	2,083	(1,587)	(76.2)%
FDIC expense	6,000	6,000	—	—%	6,500	6,956	6,859	(859)	(12.5)%
Other	14,507	14,384	123	0.9%	13,503	13,889	14,938	(431)	(2.9)%
Total noninterest expense	171,436	176,816	(5,380)	(3.0)%	174,255	171,805	171,853	(417)	(0.2)%
Income before income taxes	70,989	71,193	(204)	(0.3)%	69,134	67,499	74,685	(3,696)	(4.9)%
Income tax expense	21,551	21,793	(242)	(1.1)%	22,462	18,761	24,478	(2,927)	(12.0)%
Net income	49,438	49,400	38	0.1%	46,672	48,738	50,207	(769)	(1.5)%
Preferred stock dividends	2,184	1,545	639	41.4%	1,228	1,225	1,255	929	74.0%
Net income available to common equity	$47,254	$47,855	$(601)	(1.3)%	$45,444	$47,513	$48,952	$(1,698)	(3.5)%
Earnings Per Common Share:
Basic	$0.31	$0.32	$(0.01)	(3.1)%	$0.30	$0.31	$0.31	$—	—%
Diluted	$0.31	$0.31	$—	—%	$0.30	$0.31	$0.31	$—	—%
Average Common Shares Outstanding:
Basic	148,614	149,903	(1,289)	(0.9)%	150,070	151,931	155,925	(7,311)	(4.7)%
Diluted	149,799	151,108	(1,309)	(0.9)%	151,164	153,083	156,991	(7,192)	(4.6)%

N/M=Not meaningful

Associated Banc-Corp Selected Quarterly Information
($ in millions, except per share and full time equivalent employee data)	YTD Sep 2015	YTD Sep 2014	3Q15	2Q15	1Q15	4Q14	3Q14
Per Common Share Data
Dividends	$0.30	$0.27	$0.10	$0.10	$0.10	$0.10	$0.09
Market Value:
High	20.84	18.90	20.55	20.84	19.07	19.37	18.90
Low	16.62	15.58	17.17	18.50	16.62	16.75	17.42
Close	17.97	17.42	17.97	20.27	18.60	18.63	17.42
Book value	18.77	18.15	18.77	18.44	18.38	18.32	18.15
Common equity Tier 1 / share (1) (6)	12.36	12.10	12.36	12.10	11.97	12.09	12.10
Tangible book value / share	$12.23	$12.09	$12.23	$11.90	$11.95	$12.06	$12.09
Performance Ratios (annualized)
Return on average assets	0.72%	0.76%	0.72%	0.74%	0.71%	0.75%	0.78%
Return on average tangible common equity	10.38	9.79	10.35	10.62	10.16	10.27	10.35
Return on average common equity Tier 1 (1) (6)	10.32	9.78	10.20	10.55	10.22	10.35	10.38
Effective tax rate	31.14	32.02	30.36	30.61	32.49	27.79	32.77
Dividend payout ratio (2)	32.26	31.40	32.26	31.25	33.33	32.26	29.03
Average Balances
Common stockholders’ equity	$2,792	$2,824	$2,798	$2,794	$2,785	$2,772	$2,815
Average common equity Tier 1 (1) (6)	$1,821	$1,887	$1,837	$1,820	$1,804	$1,821	$1,871
Selected Trend Information
Average full time equivalent employees	4,436	4,435	4,421	4,465	4,422	4,320	4,359
Trust assets under management, at market value	$7,626	$7,700	$7,626	$8,068	$8,138	$7,993	$7,700
Total revenue (3)	$766	$741	$255	$258	$253	$249	$252
Core fee-based revenue (4)	$194	$172	$64	$66	$64	$56	$54
Mortgage loans originated for sale during period	$911	$778	$292	$351	$268	$292	$298
Mortgage portfolio serviced for others	$7,907	$8,012	$7,907	$7,898	$7,920	$7,999	$8,012
Mortgage servicing rights, net / portfolio serviced for others	0.78%	0.76%	0.78%	0.77%	0.75%	0.75%	0.76%
At Period End
Loans / deposits			90.11%	94.99%	90.57%	93.77%	94.27%
Stockholders’ equity / assets			10.75%	10.68%	10.65%	10.44%	11.19%
Tangible common equity / tangible assets (5)			6.97%	6.85%	7.04%	6.97%	7.57%
Tangible equity / tangible assets (5)			7.43%	7.32%	7.27%	7.20%	7.82%
Shares outstanding, end of period			150,928	150,862	153,567	149,560	154,743
Capital (6)
Risk weighted assets (7) (8)			$19,866	$19,629	$19,565	$18,568	$18,031
Common equity Tier 1 (1)			$1,865	$1,825	$1,838	$1,808	$1,873
Common equity Tier 1 / risk-weighted assets (7) (8)			9.39%	9.30%	9.39%	9.74%	10.39%
Tier 1 leverage ratio (7) (8)			7.53%	7.53%	7.39%	7.48%	7.87%
Tier 1 risk-based capital ratio (7) (8)			9.98%	9.89%	9.70%	10.06%	10.73%
Total risk-based capital ratio (7) (8)			12.49%	12.41%	12.21%	12.66%	11.98%

(1)
Common equity Tier 1, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses common equity Tier 1, along with other capital measures, to assess and monitor our capital position. Common equity Tier 1 (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.

(2)	Ratio is based upon basic earnings per common share.

(3)
Total revenue, a non-GAAP financial measure, is the sum of taxable equivalent net interest income, core fee-based revenues, and other noninterest income categories, as presented on Pages 2 and 3 in the Consolidated Statements of Income and Pages 7 and 8 in the Net Interest Income Analysis.

(4)
Core fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Pages 2 and 3 in the Consolidated Statements of Income.

(5)
The ratios tangible common equity to tangible assets and tangible equity to tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

(6)
Prior to 2015, the regulatory capital requirements effective for the Corporation followed the Capital Accord of the Basel Committee on Banking Supervision ("Basel I"). Beginning January 1, 2015, the regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions from Basel I over the next three years to full implementation by January 1, 2018.

(7)	September 30, 2015 data is estimated.

(8)
The Federal Reserve establishes capital adequacy requirements, including well-capitalized standards for the Corporation. The OCC establishes similar capital adequacy requirements and standards for the Bank. Regulatory capital primarily consists of Tier 1 risk-based capital and Tier 2 risk-based capital. The sum of Tier 1 risk-based capital and Tier 2 risk-based capital equals our total risk-based capital. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets consist of total assets plus certain off-balance sheet and market items, subject to adjustment for predefined credit risk factors.

Associated Banc-Corp Selected Asset Quality Information
(in thousands)	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Allowance for Loan Losses
Beginning balance	$261,538	$265,268	(1.4)%	$266,302	$266,262	$271,851	(3.8)%
Provision for loan losses	9,000	5,000	80.0%	4,500	4,500	(3,000)	(400.0)%
Charge offs	(11,732)	(14,537)	(19.3)%	(13,270)	(8,778)	(14,850)	(21.0)%
Recoveries	3,730	5,807	(35.8)%	7,736	4,318	12,261	(69.6)%
Net charge offs	(8,002)	(8,730)	(8.3)%	(5,534)	(4,460)	(2,589)	209.1%
Ending balance	$262,536	$261,538	0.4%	$265,268	$266,302	$266,262	(1.4)%
Allowance for Unfunded Commitments
Beginning balance	$24,900	$24,900	—%	$24,900	$24,400	$20,400	22.1%
Provision for unfunded commitments	(1,000)	—	N/M	—	500	4,000	(125.0)%
Ending balance	$23,900	$24,900	(4.0)%	$24,900	$24,900	$24,400	(2.0)%
Allowance for credit losses	$286,436	$286,438	—%	$290,168	$291,202	$290,662	(1.5)%
Net Charge Offs	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Commercial and industrial	$4,709	$3,921	20.1%	$4,650	$1,323	$572	N/M
Commercial real estate—owner occupied	(504)	1,198	(142.1)%	739	134	2,210	(122.8)%
Lease financing	—	—	N/M	—	9	(6)	(100.0)%
Commercial and business lending	4,205	5,119	(17.9)%	5,389	1,466	2,776	51.5%
Commercial real estate—investor	496	1,856	(73.3)%	(2,529)	(132)	(4,065)	(112.2)%
Real estate construction	38	(673)	(105.6)%	(743)	(116)	350	(89.1)%
Commercial real estate lending	534	1,183	(54.9)%	(3,272)	(248)	(3,715)	(114.4)%
Total commercial	4,739	6,302	(24.8)%	2,117	1,218	(939)	N/M
Home equity revolving lines of credit	533	246	116.7%	1,220	1,094	1,098	(51.5)%
Home equity loans junior liens	358	118	203.4%	423	457	728	(50.8)%
Home equity (1)	891	364	144.8%	1,643	1,551	1,826	(51.2)%
Installment and credit cards	810	786	3.1%	769	990	910	(11.0)%
Residential mortgage (1)	1,562	1,278	22.2%	1,005	701	792	97.2%
Total consumer	3,263	2,428	34.4%	3,417	3,242	3,528	(7.5)%
Total net charge offs	$8,002	$8,730	(8.3)%	$5,534	$4,460	$2,589	209.1%
Net Charge Offs to Average Loans (in basis points) *	Sep 30, 2015	Jun 30, 2015		Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Commercial and industrial	31	26		32	9	4
Commercial real estate—owner occupied	(21)	48		30	5	84
Lease financing	—	—		—	7	(5)
Commercial and business lending	24	29		31	9	17
Commercial real estate—investor	6	24		(33)	(2)	(54)
Real estate construction	1	(26)		(30)	(5)	14
Commercial real estate lending	5	11		(32)	(2)	(37)
Total commercial	17	22		8	4	(3)
Home equity revolving lines of credit	24	11		56	49	50
Home equity loans junior liens	104	32		108	107	159
Home equity (1)	35	14		64	58	69
Installment and credit cards	75	73		70	86	78
Residential mortgage (1)	11	9		8	5	6
Total consumer	18	14		21	19	22
Total net charge offs	17	19		13	10	6
Credit Quality	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Nonaccrual loans	$147,454	$160,361	(8.0)%	$174,346	$177,413	$184,138	(19.9)%
Other real estate owned (OREO)	13,740	13,557	1.3%	14,926	16,732	16,840	(18.4)%
Total nonperforming assets	$161,194	$173,918	(7.3)%	$189,272	$194,145	$200,978	(19.8)%
Loans 90 or more days past due and still accruing	$1,484	$1,662	(10.7)%	$1,715	$1,623	$1,690	(12.2)%
Allowance for loan losses / loans	1.42%	1.43%		1.48%	1.51%	1.55%
Allowance for loan losses / nonaccrual loans	178.05	163.09		152.15	150.10	144.60
Nonaccrual loans / total loans	0.80	0.88		0.97	1.01	1.07
Nonperforming assets / total loans plus OREO	0.87	0.95		1.05	1.10	1.17
Nonperforming assets / total assets	0.59	0.64		0.70	0.72	0.78
Net charge offs / average loans (annualized)	0.17	0.19		0.13	0.10	0.06
Year-to-date net charge offs / average loans	0.16	0.16		0.13	0.09	0.08
* Annualized

Associated Banc-Corp Selected Asset Quality Information (continued)
(in thousands)	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Nonaccrual loans by type:
Commercial and industrial	$58,421	$64,738	(9.8)%	$61,620	$49,663	$51,143	14.2%
Commercial real estate—owner occupied	13,368	18,821	(29.0)%	21,861	25,825	24,340	(45.1)%
Lease financing	1,763	1,656	6.5%	1,720	1,801	1,947	(9.5)%
Commercial and business lending	73,552	85,215	(13.7)%	85,201	77,289	77,430	(5.0)%
Commercial real estate—investor	6,921	6,090	13.6%	13,742	22,685	25,106	(72.4)%
Real estate construction	997	2,906	(65.7)%	5,423	5,399	8,187	(87.8)%
Commercial real estate lending	7,918	8,996	(12.0)%	19,165	28,084	33,293	(76.2)%
Total commercial	81,470	94,211	(13.5)%	104,366	105,373	110,723	(26.4)%
Home equity revolving lines of credit	8,060	8,420	(4.3)%	9,171	9,853	10,154	(20.6)%
Home equity loans junior liens	5,581	5,356	4.2%	6,145	6,598	6,443	(13.4)%
Home equity (1)	13,641	13,776	(1.0)%	15,316	16,451	16,597	(17.8)%
Installment and credit cards	386	454	(15.0)%	515	613	653	(40.9)%
Residential mortgage (1)	51,957	51,920	0.1%	54,149	54,976	56,165	(7.5)%
Total consumer	65,984	66,150	(0.3)%	69,980	72,040	73,415	(10.1)%
Total nonaccrual loans	$147,454	$160,361	(8.0)%	$174,346	$177,413	$184,138	(19.9)%
Restructured loans (accruing)	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Commercial and industrial	$28,598	$32,063	(10.8)%	$26,466	$33,892	$36,955	(22.6)%
Commercial real estate—owner occupied	7,343	5,433	35.2%	9,780	10,454	11,574	(36.6)%
Commercial and business lending	35,941	37,496	(4.1)%	36,246	44,346	48,529	(25.9)%
Commercial real estate—investor	18,580	22,009	(15.6)%	22,775	23,127	24,440	(24.0)%
Real estate construction	485	714	(32.1)%	717	727	805	(39.8)%
Commercial real estate lending	19,065	22,723	(16.1)%	23,492	23,854	25,245	(24.5)%
Total commercial	55,006	60,219	(8.7)%	59,738	68,200	73,774	(25.4)%
Home equity revolving lines of credit	1,121	1,222	(8.3)%	1,251	1,508	1,531	(26.8)%
Home equity loans junior liens	5,824	6,610	(11.9)%	6,642	6,701	7,184	(18.9)%
Home equity (1)	6,945	7,832	(11.3)%	7,893	8,209	8,715	(20.3)%
Installment and credit cards	804	796	1.0%	891	974	1,106	(27.3)%
Residential mortgage (1)	20,054	21,373	(6.2)%	20,295	20,833	21,008	(4.5)%
Total consumer	27,803	30,001	(7.3)%	29,079	30,016	30,829	(9.8)%
Total restructured loans (accruing)	$82,809	$90,220	(8.2)%	$88,817	$98,216	$104,603	(20.8)%
Restructured loans in nonaccrual loans (not included above)	$36,583	$43,699	(16.3)%	$53,553	$57,656	$63,314	(42.2)%
Loans Past Due 30-89 Days	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Commercial and industrial	$2,921	$6,357	(54.1)%	$1,717	$14,747	$3,947	(26.0)%
Commercial real estate—owner occupied	2,018	1,090	85.1%	1,849	10,628	2,675	(24.6)%
Lease financing	375	—	N/M	—	—	—	N/M
Commercial and business lending	5,314	7,447	(28.6)%	3,566	25,375	6,622	(19.8)%
Commercial real estate—investor	1,218	19,843	(93.9)%	2,215	1,208	15,869	(92.3)%
Real estate construction	373	312	19.6%	317	984	399	(6.5)%
Commercial real estate lending	1,591	20,155	(92.1)%	2,532	2,192	16,268	(90.2)%
Total commercial	6,905	27,602	(75.0)%	6,098	27,567	22,890	(69.8)%
Home equity revolving lines of credit	6,142	5,157	19.1%	7,150	6,725	6,739	(8.9)%
Home equity loans junior liens	2,423	1,894	27.9%	1,905	2,058	2,496	(2.9)%
Home equity (1)	8,565	7,051	21.5%	9,055	8,783	9,235	(7.3)%
Installment and credit cards	1,723	1,655	4.1%	1,818	1,932	1,818	(5.2)%
Residential mortgage (1)	4,811	6,602	(27.1)%	4,356	4,846	4,734	1.6%
Total consumer	15,099	15,308	(1.4)%	15,229	15,561	15,787	(4.4)%
Total loans past due 30-89 days	$22,004	$42,910	(48.7)%	$21,327	$43,128	$38,677	(43.1)%
Potential Problem Loans	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Commercial and industrial	$191,941	$125,643	52.8%	$138,403	$108,522	$133,416	43.9%
Commercial real estate—owner occupied	41,466	41,997	(1.3)%	43,114	48,695	49,008	(15.4)%
Lease financing	233	1,385	(83.2)%	2,009	2,709	3,787	(93.8)%
Commercial and business lending	233,640	169,025	38.2%	183,526	159,926	186,211	25.5%
Commercial real estate—investor	23,633	23,543	0.4%	26,026	24,043	28,474	(17.0)%
Real estate construction	2,354	1,327	77.4%	1,487	1,776	2,227	5.7%
Commercial real estate lending	25,987	24,870	4.5%	27,513	25,819	30,701	(15.4)%
Total commercial	259,627	193,895	33.9%	211,039	185,745	216,912	19.7%
Home equity revolving lines of credit	141	202	(30.2)%	247	204	224	(37.1)%
Home equity loans junior liens	86	230	(62.6)%	711	676	687	(87.5)%
Home equity (1)	227	432	(47.5)%	958	880	911	(75.1)%
Installment and credit cards	—	—	N/M	—	2	4	(100.0)%
Residential mortgage (1)	3,966	5,341	(25.7)%	6,621	3,781	2,166	83.1%
Total consumer	4,193	5,773	(27.4)%	7,579	4,663	3,081	36.1%
Total potential problem loans	$263,820	$199,668	32.1%	$218,618	$190,408	$219,993	19.9%
N/M = Not meaningful
(1) During the third quarter of 2015, the Corporation completed a loan system conversion that moved closed end first lien home equity loans from a legacy system to our residential mortgage servicing platform. All prior periods have been restated to reflect this change. See Page 9 of the Financial Summary and Comparison Press Release for additional information on the dollar impact of the loan system conversion.

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis Sequential Quarter
	Three months ended September 30, 2015			Three months ended June 30, 2015
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,089,664	$55,944	3.13%	$7,167,315	$56,329	3.15%
Commercial real estate lending	4,260,329	36,694	3.42	4,148,955	35,688	3.45
Total commercial	11,349,993	92,638	3.24	11,316,270	92,017	3.26
Residential mortgage (4)	5,658,253	47,004	3.32	5,411,193	44,447	3.29
Retail (4)	1,444,503	16,913	4.67	1,460,842	16,857	4.62
Total loans	18,452,749	156,555	3.38	18,188,305	153,321	3.38
Investment securities (1)	5,965,769	37,049	2.48	5,703,477	35,443	2.49
Other short-term investments	415,496	1,489	1.43	374,585	1,771	1.89
Investments and other	6,381,265	38,538	2.42	6,078,062	37,214	2.45
Total earning assets	24,834,014	$195,093	3.13	24,266,367	$190,535	3.15
Other assets, net	2,446,062			2,465,707
Total assets	$27,280,076			$26,732,074
Interest-bearing liabilities:
Savings deposits	$1,357,677	$254	0.07%	$1,352,616	$259	0.08%
Interest-bearing demand deposits	3,199,391	962	0.12	3,251,196	1,037	0.13
Money market deposits	9,538,030	4,350	0.18	9,101,589	4,088	0.18
Time deposits	1,624,661	2,955	0.72	1,630,242	2,757	0.68
Total interest-bearing deposits	15,719,759	8,521	0.22	15,335,643	8,141	0.21
Federal funds purchased and securities sold under agreements to repurchase	649,891	248	0.15	662,047	235	0.14
Other short-term funding	154,811	83	0.21	236,459	115	0.20
Long-term funding	3,024,774	10,645	1.41	3,080,954	10,642	1.38
Total short and long-term funding	3,829,476	10,976	1.15	3,979,460	10,992	1.11
Total interest-bearing liabilities	19,549,235	$19,497	0.40	19,315,103	$19,133	0.40
Noninterest-bearing demand deposits	4,573,840			4,290,567
Other liabilities	237,725			251,743
Stockholders’ equity	2,919,276			2,874,661
Total liabilities and stockholders’ equity	$27,280,076			$26,732,074
Net interest income and rate spread		$175,596	2.73%		$171,402	2.75%
Net interest margin			2.82%			2.83%
Fully tax-equivalent adjustment		$5,087			$4,914

Net Interest Income Analysis—Taxable Equivalent Basis Comparable Quarter
	Three months ended September 30, 2015			Three months ended September 30, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,089,664	$55,944	3.13%	$6,652,227	$54,990	3.28%
Commercial real estate lending	4,260,329	36,694	3.42	4,019,286	37,780	3.73
Total commercial	11,349,993	92,638	3.24	10,671,513	92,770	3.45
Residential mortgage (4)	5,658,253	47,004	3.32	4,947,713	42,840	3.46
Retail (4)	1,444,503	16,913	4.67	1,521,735	17,392	4.56
Total loans	18,452,749	156,555	3.38	17,140,961	153,002	3.55
Investment securities (1)	5,965,769	37,049	2.48	5,619,982	36,486	2.60
Other short-term investments	415,496	1,489	1.43	335,774	1,503	1.79
Investments and other	6,381,265	38,538	2.42	5,955,756	37,989	2.55
Total earning assets	24,834,014	$195,093	3.13	23,096,717	$190,991	3.29
Other assets, net	2,446,062			2,375,335
Total assets	$27,280,076			$25,472,052
Interest-bearing liabilities:
Savings deposits	$1,357,677	$254	0.07%	$1,269,994	$254	0.08%
Interest-bearing demand deposits	3,199,391	962	0.12	3,096,712	1,111	0.14
Money market deposits	9,538,030	4,350	0.18	7,721,167	3,153	0.16
Time deposits	1,624,661	2,955	0.72	1,545,851	2,103	0.54
Total interest-bearing deposits	15,719,759	8,521	0.22	13,633,724	6,621	0.19
Federal funds purchased and securities sold under agreements to repurchase	649,891	248	0.15	927,904	390	0.17
Other short-term funding	154,811	83	0.21	665,647	233	0.14
Long-term funding	3,024,774	10,645	1.41	2,931,714	6,179	0.84
Total short and long-term funding	3,829,476	10,976	1.15	4,525,265	6,802	0.60
Total interest-bearing liabilities	19,549,235	$19,497	0.40	18,158,989	$13,423	0.29
Noninterest-bearing demand deposits	4,573,840			4,239,654
Other liabilities	237,725			197,330
Stockholders’ equity	2,919,276			2,876,079
Total liabilities and stockholders’ equity	$27,280,076			$25,472,052
Net interest income and rate spread		$175,596	2.73%		$177,568	3.00%
Net interest margin			2.82%			3.06%
Fully tax-equivalent adjustment		$5,087			$4,938

(1)
The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

(4)
During the third quarter of 2015, the Corporation completed a loan system conversion that moved closed end first lien home equity loans from a legacy system to our residential mortgage servicing platform. All prior periods have been restated to reflect this change. See Page 9 of the Financial Summary and Comparison Press Release for additional information on the dollar impact of the loan system conversion.

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis Year Over Year
	Nine months ended September 30, 2015			Nine months ended September 30, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,083,736	$168,188	3.17%	$6,419,328	$160,189	3.34%
Commercial real estate lending	4,171,250	108,785	3.49	3,965,242	109,681	3.70
Total commercial	11,254,986	276,973	3.29	10,384,570	269,870	3.47
Residential mortgage (4)	5,435,277	134,923	3.31	4,787,306	125,460	3.50
Retail (4)	1,464,129	50,851	4.64	1,482,357	49,581	4.46
Total loans	18,154,392	462,747	3.40	16,654,233	444,911	3.57
Investment securities (1)	5,808,771	109,651	2.52	5,559,398	110,273	2.64
Other short-term investments	455,485	4,952	1.45	299,692	4,814	2.14
Investments and other	6,264,256	114,603	2.44	5,859,090	115,087	2.62
Total earning assets	24,418,648	$577,350	3.16	22,513,323	$559,998	3.32
Other assets, net	2,456,843			2,339,067
Total assets	$26,875,491			$24,852,390
Interest-bearing liabilities:
Savings deposits	$1,329,548	$751	0.08%	$1,244,483	$715	0.08%
Interest-bearing demand deposits	3,218,089	3,049	0.13	2,930,236	2,903	0.13
Money market deposits	9,100,867	12,223	0.18	7,413,513	8,906	0.16
Time deposits	1,616,474	8,258	0.68	1,600,472	6,451	0.54
Total interest-bearing deposits	15,264,978	24,281	0.21	13,188,704	18,975	0.19
Federal funds purchased and securities sold under agreements to repurchase	632,714	714	0.15	860,732	1,001	0.16
Other short-term funding	170,300	279	0.22	610,055	629	0.14
Long-term funding	3,277,840	32,159	1.31	2,955,797	18,836	0.85
Total short and long-term funding	4,080,854	33,152	1.08	4,426,584	20,466	0.62
Total interest-bearing liabilities	19,345,832	$57,433	0.40	17,615,288	$39,441	0.30
Noninterest-bearing demand deposits	4,397,894			4,160,025
Other liabilities	251,937			191,802
Stockholders’ equity	2,879,828			2,885,275
Total liabilities and stockholders’ equity	$26,875,491			$24,852,390
Net interest income and rate spread		$519,917	2.76%		$520,557	3.02%
Net interest margin			2.84%			3.09%
Fully tax-equivalent adjustment		$15,107			$14,251

(1)
The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

(4)
During the third quarter of 2015, the Corporation completed a loan system conversion that moved closed end first lien home equity loans from a legacy system to our residential mortgage servicing platform. All prior periods have been restated to reflect this change. See Page 9 of the Financial Summary and Comparison Press Release for additional information on the dollar impact of the loan system conversion.

Associated Banc-Corp Financial Summary and Comparison (in thousands)
Period End Loan Composition	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Commercial and industrial	$6,085,473	$6,208,192	(2.0)%	$6,140,420	$5,905,902	$5,603,899	8.6%
Commercial real estate—owner occupied	966,689	978,183	(1.2)%	1,003,885	1,007,937	1,014,335	(4.7)%
Lease financing	42,607	46,900	(9.2)%	49,496	51,529	52,600	(19.0)%
Commercial and business lending	7,094,769	7,233,275	(1.9)%	7,193,801	6,965,368	6,670,834	6.4%
Commercial real estate—investor	3,183,352	3,126,440	1.8%	3,086,980	3,056,485	3,043,361	4.6%
Real estate construction	1,124,280	1,092,308	2.9%	1,019,571	1,008,956	982,426	14.4%
Commercial real estate lending	4,307,632	4,218,748	2.1%	4,106,551	4,065,441	4,025,787	7.0%
Total commercial	11,402,401	11,452,023	(0.4)%	11,300,352	11,030,809	10,696,621	6.6%
Home equity revolving lines of credit	883,573	880,628	0.3%	879,827	887,779	880,435	0.4%
Home equity loans junior liens	130,892	141,344	(7.4)%	154,120	164,148	176,316	(25.8)%
Home equity (1)	1,014,465	1,021,972	(0.7)%	1,033,947	1,051,927	1,056,751	(4.0)%
Installment and credit cards	425,729	430,823	(1.2)%	436,492	454,219	459,682	(7.4)%
Residential mortgage (1)	5,682,178	5,398,434	5.3%	5,208,241	5,056,891	4,946,036	14.9%
Total consumer	7,122,372	6,851,229	4.0%	6,678,680	6,563,037	6,462,469	10.2%
Total loans	$18,524,773	$18,303,252	1.2%	$17,979,032	$17,593,846	$17,159,090	8.0%
Period End Deposit and Customer Funding Composition	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Noninterest-bearing demand	$4,657,261	$4,332,171	7.5%	$4,570,872	$4,505,272	$4,302,454	8.2%
Savings	1,346,407	1,359,478	(1.0)%	1,337,643	1,235,277	1,256,567	7.1%
Interest-bearing demand	3,416,429	3,576,311	(4.5)%	3,525,870	3,126,854	3,637,411	(6.1)%
Money market	9,516,503	8,374,186	13.6%	8,781,206	8,324,646	7,491,460	27.0%
Brokered CDs	42,689	39,760	7.4%	40,699	42,556	9,242	361.9%
Other time	1,579,106	1,587,657	(0.5)%	1,595,302	1,528,899	1,504,124	5.0%
Total deposits	20,558,395	19,269,563	6.7%	19,851,592	18,763,504	18,201,258	13.0%
Customer repo sweeps	524,630	433,044	21.1%	528,572	384,221	493,451	6.3%
Total deposits and customer funding	$21,083,025	$19,702,607	7.0%	$20,380,164	$19,147,725	$18,694,709	12.8%
Network transaction deposits included above in interest-bearing demand & money market	$3,207,867	$2,920,939	9.8%	$2,900,325	$2,852,943	$2,207,055	45.3%
Brokered CDs	42,689	39,760	7.4%	40,699	42,556	9,242	N/M
Total network and brokered funding	3,250,556	2,960,699	9.8%	2,941,024	2,895,499	2,216,297	46.7%
Net customer deposits and funding (2)	$17,832,469	$16,741,908	6.5%	$17,439,140	$16,252,226	$16,478,412	8.2%

Quarter Average Loan Composition	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Commercial and industrial	$6,074,168	$6,122,864	(0.8)%	$5,944,152	$5,665,396	$5,558,135	9.3%
Commercial real estate—owner occupied	970,112	995,981	(2.6)%	998,293	1,003,179	1,043,001	(7.0)%
Lease financing	45,384	48,470	(6.4)%	50,724	52,318	51,091	(11.2)%
Commercial and business lending	7,089,664	7,167,315	(1.1)%	6,993,169	6,720,893	6,652,227	6.6%
Commercial real estate—investor	3,134,454	3,110,637	0.8%	3,106,965	3,062,427	3,013,210	4.0%
Real estate construction	1,125,875	1,038,318	8.4%	995,768	1,003,716	1,006,076	11.9%
Commercial real estate lending	4,260,329	4,148,955	2.7%	4,102,733	4,066,143	4,019,286	6.0%
Total commercial	11,349,993	11,316,270	0.3%	11,095,902	10,787,036	10,671,513	6.4%
Home equity revolving lines of credit	880,660	881,036	—%	882,869	883,580	875,388	0.6%
Home equity loans junior liens	136,254	147,391	(7.6)%	159,378	169,845	181,880	(25.1)%
Home equity (1)	1,016,914	1,028,427	(1.1)%	1,042,247	1,053,425	1,057,268	(3.8)%
Installment and credit cards	427,589	432,415	(1.1)%	445,268	455,000	464,467	(7.9)%
Residential mortgage (1)	5,658,253	5,411,193	4.6%	5,231,698	5,091,794	4,947,713	14.4%
Total consumer	7,102,756	6,872,035	3.4%	6,719,213	6,600,219	6,469,448	9.8%
Total loans	$18,452,749	$18,188,305	1.5%	$17,815,115	$17,387,255	$17,140,961	7.7%
Quarter Average Deposit Composition	Sep 30, 2015	Jun 30, 2015	Seql Qtr % Change	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Comp Qtr % Change
Noninterest-bearing demand	$4,573,840	$4,290,567	6.6%	$4,326,557	$4,367,031	$4,239,654	7.9%
Savings	1,357,677	1,352,616	0.4%	1,277,469	1,264,195	1,269,994	6.9%
Interest-bearing demand	3,199,391	3,251,196	(1.6)%	3,203,727	3,142,537	3,096,712	3.3%
Money market	9,538,030	9,101,589	4.8%	8,653,260	8,209,091	7,721,167	23.5%
Time deposits	1,624,661	1,630,242	(0.3)%	1,594,183	1,549,565	1,545,851	5.1%
Total deposits	$20,293,599	$19,626,210	3.4%	$19,055,196	$18,532,419	$17,873,378	13.5%
N/M = Not meaningful

(1)
During the third quarter of 2015, the Corporation completed a loan system conversion that moved approximately $500 million of closed end first lien home equity loans from a legacy system to our residential mortgage servicing platform. As a result, in the third quarter of 2015, the home equity portfolio was reported at just over $1 billion and reflects only junior liens and revolving lines of credit. This compares to the $1.5 billion originally reported as home equity in the second quarter of 2015. All prior periods have been restated to reflect this change. There will be no change for regulatory reporting purposes, as these closed end first lien home equity loans have always been reported with our closed end first lien residential mortgage loans.

(2)	Total deposits and customer funding excluding total network and brokered funding.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	YTD Sep 2015	YTD Sep 2014	3Q15	2Q15	1Q15	4Q14	3Q14
Common Equity Tier 1 Reconciliation (1):
Common Equity			$2,832	$2,782	$2,823	$2,740	$2,809
Goodwill & Intangibles, net of deferred tax liabilities (DTLs)			(950)	(951)	(951)	(937)	(937)
Tangible Common Equity			1,882	1,831	1,872	1,803	1,872
Accumulated other comprehensive income (AOCI)			(15)	(2)	(25)	5	1
Deferred tax assets (DTAs) / Disallowed servicing assets			(2)	(4)	(9)	—	—
Common Equity Tier 1			$1,865	$1,825	$1,838	$1,808	$1,873
Efficiency Ratio Reconciliation:
Federal Reserve efficiency ratio (2)	69.79%	70.19%	68.83%	70.23%	70.30%	70.54%	71.06%
Taxable equivalent adjustment	(1.38)%	(1.35)%	(1.39)%	(1.34)%	(1.42)%	(1.41)%	(1.39)%
Other intangible amortization	(0.34)%	(0.40)%	(0.35)%	(0.35)%	(0.32)%	(0.31)%	(0.40)%
Fully tax-equivalent efficiency ratio (2)	68.07%	68.44%	67.09%	68.54%	68.56%	68.82%	69.27%

(1)
Common equity Tier 1, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses common equity Tier 1, along with other capital measures, to assess and monitor our capital position. Common equity Tier 1 (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.

(2)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources. This presentation differs from our prior reporting. All periods have been adjusted to conform.